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                                                                   EXHIBIT 10.27


                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of October 25, 1999, by and between eUniverse, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), and Martin Hamilton of Chicago, Illinois, an individual (the "Employee").

        WHEREAS, the Company desires to employ the Employee, and the Employee desires to accept such employment, on the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.      TERM OF EMPLOYMENT.

        Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company pursuant to this Agreement commencing on October 25, 1999 (the "Commencement Date"). The Employee's employment by the Company shall be pursuant to the terms of this Agreement. The Employee shall be an employee-at-will, without a specified term of employment and his employment may be terminated by the Company at any time with or without "Cause" (as such term is defined in Section 11(a) below).

        As used herein, the term "Employment Period" shall mean the entire period of time that the Employee is employed by the Company.

2.      POSITION; DUTIES AND PLACE OF EMPLOYMENT.

        (a) The Company hereby employs the Employee as a Vice President and its Chief Technical Officer. The Employee shall report to the Chief Executive Officer ("CEO") of the Company; provided, however, that the Company, in its sole discretion, shall have the right to make changes in the Employee's reporting assignment. The Employee shall render to the Company such services as are typically associated with the position in which he is employed, including, without limitation the duties set forth on Exhibit "A" attached hereto, and any other services that the Company may reasonably require of him.

        (b) The Employee shall perform his duties faithfully, diligently and to the best of his ability in accordance with the reasonable directions and orders of the person to whom he reports, and the Company's Board of Directors, or their designees, and shall devote such time, efforts and attention to the business and affairs of the Company as may reasonably be required to achieve its objectives and to perform the duties required hereunder. The Employee shall devote substantially all of his working time, efforts and attention for the benefit of the Company and to the performance of his duties and responsibilities under this Agreement.




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        (c) The Employee shall not render to others any service of any kind for compensation without the prior approval of the Chief Executive Officer of the Company, which approval shall be at his sole discretion to grant or deny. The Employee will not engage in any activity, including any ownership interest, which conflicts or interferes with the performance of duties hereunder or usurps the business interests, existing or potential, of the Company.

        (d) The place of employment of the Employee shall be at Wallingford, Connecticut provided, however, that the Company, in its discretion, shall have the right to assign the Employee to another location. At any time that the Company deems it to be appropriate, the Employee shall temporarily work at such other place or places as may be determined by the Company.

3.      COMPENSATION.

(a) The Company shall pay the Employee, as compensation for Employee's services and his compliance with this Agreement, a salary of $100,000 per annum. On an annual basis, the Company shall review the Employee's performance and other relevant factors relating to salary, and at the time of such review, the salary may be increased as determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company.

        (b) Pursuant to the Company's 1999 Stock Awards Plan, Employee shall be granted one hundred fifty thousand (150,000) options at a purchase price equal to the closing price per share of the Company's common stock as reported on the OTC Electronic Bulletin Board on the date first above written.

4.      BENEFITS.

        The Employee shall be entitled to take a maximum of four (4) weeks of vacation days during each calendar year. In, and only in, the first year of Employee's employment under this Agreement, such vacation days may be taken in four (4) consecutive weeks beginning in February 2000.

        The Company shall provide the Employee with coverage pursuant to a medical plan, which shall be selected by the Company in its sole discretion. The Employee shall also be entitled to participate in all other benefit plans provided by the Company to which Employee is eligible.

5.      REIMBURSEMENT OF EXPENSES.

        The Company shall reimburse the Employee up to _____ Dollars ($____) for expenses incurred in leasing a moving van to move his household belongings in connection with the commencement of his employment hereunder. The Company shall reimburse the Employee for normal and reasonable business expenses incurred by him in the course of his employment, including the reasonable costs for transportation and accommodations when the Employee is required to travel away from the location at which he is employed. Such reimbursement shall be subject to the Company's standard procedures with respect to reimbursement, including such matters as pre-approval requirements, lodging and meal allowances, and reimbursement rates for automobile travel.


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6.      CONFIDENTIALITY.

        The Employee acknowledges that in connection with his employment by the Company, he will have access to trade secrets of the Company and other information and materials which the Company desires to keep confidential, including customer lists, supplier lists, financial statements, business records and data, marketing and business plans, and information and materials relating to the Company's services, products, methods of operation, key personnel, proprietary software and other proprietary intellectual property and information disclosed to the Company of third parties to which the Company owes a duty of nondisclosure (collectively, the "Confidential Information"); provided, however, that Confidential Information does not include information which (i) is or becomes publicly known through the lawful action of any party other than the Employee; (ii) has been made available by the Company, directly or indirectly, to a non-affiliated third party without obligation of confidentiality; or (iii) the Employee is obligated to produce as a result of a court order or pursuant to governmental action or proceeding, provided that the Employee gives the Company prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting such Confidential Information from public disclosure. The Employee covenants and agrees that, both during and after the Employment Period, he will keep secret all Confidential Information and will not disclose, reveal, divulge or otherwise make known any Confidential Information to any person (other than the Company or its employees or agents in the course of performing his duties hereunder) or use any Confidential Information for his own account or for the benefit of any other individual or entity, except with the prior written consent of the Company.

7.      OWNERSHIP OF INTELLECTUAL PROPERTY.

        The Employee agrees that all inventions, copyrightable material, software, formulas, trademarks, trade secrets and the like which are developed or conceived by the Employee in the course of his employment by the Company or on the Company's time or property (collectively, the "Intellectual Property") shall be disclosed promptly to the Company and the Company shall own all right, title and interest in and to the Intellectual Property. The parties expressly agree that any and all of the Intellectual Property developed by the Employee shall be considered works made-for-hire for the Company pursuant to the United States Copyright Act of 1976, as amended from time to time. In order to ensure that the Company shall own all right, title and interest in and to the Intellectual Property in the event that any of the Intellectual Property is not deemed a work made-for-hire (as defined in the Copyright Act of 1976) and in any other event, the Employee hereby sells and assigns all right, title and interest in and to all such Intellectual Property to the Company, and the Employee covenants and agrees to affix to the Intellectual Property appropriate legends and copyright notices indicating the Company's ownership of all Intellectual Property and all underlying documentation to the extent reasonably appropriate, and will execute such instruments of transfer, assignment, conveyance or confirmation as the Company considers necessary to transfer, confirm, vest, perfect, maintain or defend the Company's right, title and interest in and to the Intellectual Property throughout the world.

8.      COVENANT TO DELIVER BUSINESS MATERIALS AND TO REPORT.


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        The Employee acknowledges and agrees that all written materials including, without limitation, all memoranda, notes, records, reports, programs, algorithms and other documents or codes (and all copies thereof) concerning the business or affairs of the Company including, without limitation, the Intellectual Property, which he created or obtained or which otherwise came into his possession or control while employed with the Company, are property of the Company, and the Employee shall promptly return all copies thereof to the Company after the termination of his employment by the Company. In addition, the Employee agrees to render to the Company such reports as it may request with respect to the activities undertaken by him or conducted under his direction in connection with his employment by the Company.

9.      NON-COMPETITION AGREEMENT.

        The Employee hereby acknowledges and recognizes that prior to the date hereof and during the Employment Period he has been and will be privy to trade secrets and other Confidential Information which is critical to the business of the Company; that his services to the Company will be of special, unique and intellectual character; and that the Company would find it extremely difficult to replace the Employee. Accordingly, in the event the employment of the Employee is terminated for any reason, the Employee agrees that, in consideration of the covenants and agreements of the Company contained in this Agreement, the sufficiency of which are hereby acknowledged by the Employee, he will not, directly or indirectly through another person or entity, on his own behalf or in the service of or on behalf of others, from the date hereof through the date which is one year after the last day of the Employee's employment by the Company (i) engage or participate in, offer, perform or provide any services, business or products which are competitive with those provided by the Company or its subsidiaries within the two year period immediately preceding the date of termination of the Employee's employment by the Company, or (ii) solicit, or attempt to solicit, persuade or induce any client or customer of the Company or any of its subsidiaries to terminate or reduce it's business relationship with the Company or any of its subsidiaries.

        The Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company and its subsidiaries, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits pursuant to this Agreement to clearly justify such restrictions. In light of his education, skills and ability, the Employee believes that the foregoing restrictions will not prevent him from earning a living.

10.     RIGHT OF INJUNCTION.

        The Employee acknowledges that the harm and injury to the Company which would result from the breach or threatened breach of any of the provisions of Sections 6, 7, 8 or 9 of this Agreement (the "Injunctive Sections") by the Employee cannot be adequately compensated for in money damages. The Employee further acknowledges that any breach of any of the provisions of the Injunctive Sections by him would cause the Company irreparable harm. Therefore, the Employee agrees that in the event of a breach or threatened breach of any of the provisions of the Injunctive Sections by him, the Company in a lawsuit seeking an injunction restraining the Employee from such actual or threatened breach, shall not be required to prove (i)


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that irreparable harm or injury would result from the breach of said Injunctive
Sections, or (ii) that the Company has no adequate remedy at law.

        The Employee shall reimburse the Company for all reasonable costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred in connection with the enforcement of any of the provisions of the Injunctive Sections if it is determined that the Company was entitled to such relief.

        Nothing contained herein shall be construed as prohibiting the Company or the Employee from pursuing any other remedies (including, without limitation, an action for damages) which may be available for any actual or threatened breach of any provision this Agreement, and the pursuit of an injunction or any other particular remedy shall not be deemed to be an election of such remedy to the exclusion of any other remedy.

11.     TERMINATION OF EMPLOYMENT.

        (a) Termination by Company for Cause. Notwithstanding anything to the contrary contained herein, the Company may immediately terminate the employment of the Employee at any time for Cause (as defined below) upon written notice to the Employee. As used herein, the term for "Cause" shall be defined as (i) the Employee shall have committed any material breach of any of the provisions set forth herein; provided that the Employee shall have been provided written notice of such breach and shall not have cured or taken steps to cure such breach within one week after receiving such notice; or (ii) the Employee shall have committed any act of fraud or willful misconduct in connection with the performance of his duties or obligations hereunder, or shall have been convicted of any felony under the laws of the United States or any of its subdivisions (or pleaded guilty or nolo contendre to any such crime) or any other crime that relates to the Employee's services to, or employment by, the Company; or (iii) the Employee shall have committed any material act of misfeasance, malfeasance, nonfeasance, disloyalty, dishonesty or breach of trust to the detriment of the Company; or (iv) the Employee shall have willfully failed to follow the direction of his superiors or the Board of Directors of the Company to the detriment of the Company; provided that such direction did not require that the Employee violate any statute, rule or regulation applicable to the Employee; provided further that the Employee shall have been provided with written notice of such failure and shall not have cured or taken steps to cure such failure within such one week period after receiving such notice.

        (b) Termination Due to Disability. Notwithstanding anything to the contrary contained herein, but subject to the provisions of applicable law, the Company shall have the right to terminate the Employee's employment by the Company if he becomes Disabled (as hereinafter defined) during the Employment Period. As used herein, "Disabled" shall mean that the Employee has a physical or mental condition which prevents him from performing the essential functions required of him pursuant to this Agreement, with or without accommodation, which condition has continued for a period of 60 consecutive business days or existed for a total of at least 90 business days in any twelve month period as determined in good faith by the Board of Directors of the Company.


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        (c) Termination Due to Death. Notwithstanding anything to the contrary contained herein, the Employee's employment by the Company shall terminate if he dies during the Employment Period.

12.     MISCELLANEOUS PROVISIONS.

        (a) Survival of Certain Obligations. The Employee's duties and obligations under Sections 6, 7, 8 and 9 and the Company's rights under Section 10 of this Agreement and any other provision hereof specifying an obligation or a right of a party after the termination of Employee's employment or this Agreement, for any reason whatsoever, shall survive such termination and shall remain in full force and effect.

        (b) Successors and Assigns; Prohibition on Assignment. This Agreement is binding upon, and shall inure to the benefit of, the Company and its successors and assigns. With respect to the Employee, this is an agreement for the performance of personal services. Absent the prior written consent of the Company, and subject to the terms of the Employee's Will and the laws of descent and distribution, the Employee shall not assign, transfer, convey, encumber or otherwise dispose of any of his rights under this Agreement, and likewise, he shall not assign any of his duties or obligations under this Agreement.

        (c) No Conflicts. The Employee represents and warrants to, and covenants with, the Company that the execution and delivery by him of this Agreement do not, and his performance of his obligations hereunder will not, constitute a breach of any agreement, written or oral, to which he is a party or by which he is bound.

        (d) Entire Agreement. This Agreement, together with Exhibit "A", contains all of the representations, covenants and agreements between the parties hereto with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect to said subject matter. This Agreement supersedes any and all other prior or contemporaneous agreements, whether oral or in writing, between the parties with respect to the subject matter thereof.

        (e) Construction in Favor of Validity. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or enforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        (f) Amendment and Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the party to be bound thereby.


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        No delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. Any failure by either party hereto to require strict performance by the other party or any waiver by any party hereto of any term, covenant or agreement herein shall not be construed as a waiver of any other breach of the same or any other term, covenant or agreement herein.

        (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any principles of conflicts of law.

        (h) Notices. Any notice required or permitted to be given hereunder shall be (a) in writing, (b) effective on the first business day following the date of receipt, and (c) delivered by one of the following means: (i) by personal delivery; (ii) by prepaid, overnight package delivery or courier service; or (iii) by the United States Postal Service, first class, certified mail, return receipt requested, postage prepaid. All notices given under this Agreement shall be addressed to the addresses stated below, or to new or additional addresses as the parties may be advised in writing.

        IN WITNESS WHEREOF, this Agreement was executed by the undersigned as of the date first above written.


                                             eUniverse, Inc.
                                             ("Company")



                                             By: /s/
                                                -------------------------------


                                             Its: CEO
                                                --------------------------------

                                                101 North Plains Industrial Road
                                                Wallingford, Connecticut 06492

                                              /s/
                                             -----------------------------------
                                             Martin Hamilton
                                             ("Employee")

                                                Address:


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                                   EXHIBIT "A"

Subject to the final approval of the CEO, the Employee will be responsible for the following:

(i)     all technical operations within each division of the Company;

(ii)    the continued consolidation of technical redundancies;

(iii) the preparation and submission of plans to increase efficiencies and cut costs within the Company;

(iv) the roll up and housing of all of the technical portions of the Company's web sites;

(v) making the Company's web sites scalable, dependable and reliable for current and anticipated future business of the Company;

(vi) the consolidation of people and systems, including the movement or hosting of divisional web sites.


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